Wednesday, May 7, 2008

COMPANY PRESS RELEASE

              Transgenomic, Inc. Reports First Quarter 2008 Results

OMAHA, Neb., May 7, 2008 - Transgenomic, Inc. (OTCBB: TBIO.OB) today announced financial results for the quarter ended March 31, 2008. The Company's financial results are presented in the tables that follow.

The Company reported net income of $122,000 or $0.00 per share for the first quarter of 2008 as compared to a net loss of $1.2 million or $0.02 per share for the first quarter of 2007. All first quarter 2008 net income resulted from continuing operations. The first quarter 2007 net loss was comprised of a loss from continuing operations of $1,270,000 or $0.02 per share offset by income from discontinued operations of $74,000 or $0.00 per share.

Net sales from continuing operations were $6.3 million during the first quarter of 2008, compared to $5.2 million during the comparable period of 2007. Gross profit from continuing operations was $3.6 million or 58 percent during the first quarter of 2008 compared to $2.7 million or 52 percent during the comparable period of 2007. Operating expenses from continuing operations were $3.5 million during the first quarter of 2008 compared to $4.0 million during the same period of 2007. Cash and cash equivalents totaled $5.8 million at March 31, 2008 compared to $5.7 million at December 31, 2007.

Comment and Outlook
Craig Tuttle, the Company's President and Chief Executive Officer, noted, "We are very pleased to announce another successful quarter with strong revenue performance which resulted in net profit for the company. We continue to achieve our plan and this has resulted in our second straight quarter with profitable results. Our instrument and consumables sales achieved expectations and our two laboratory services businesses performed very well in the quarter. Our Molecular Clinical Reference Laboratory achieved revenue over $500,000 in the quarter which represents growth of 74% over the prior year's first quarter. Our Pharmacogenomics Research Services Laboratory generated revenues of $467,000 which is almost 500% above the prior year's first quarter result. Our field sales organization continues to reach new customers for these services businesses and we expect continued growth from these efforts."

"We continue to make progress in establishing key relationships and collaborations that will enhance our product portfolio in the future. We are excited by the recent announcement of our study in agreement with the National Cancer Institute on the NCI 60 cancer cell lines. In this study, we are completing a full mitochondrial genome and key nuclear mitochondrial gene analysis of the NCI 60 cancer cell lines to evaluate the amount of mitochondrial DNA damage that occurs in these cancer cell lines as well as trying to understand if there are any linkages between mitochondrial DNA changes and treatment outcomes. This is the first mitochondrial study on the NCI 60 approved by the NCI."

"In addition, we believe that recent evaluations of our `OEM' cytogenetics platform by Quest and LabCorp were positive and may result in further instrument sales opportunities with both organizations. The Hanabi cytogenetic harvester is finding strong demand worldwide and we expect it to provide growth opportunities to us going forward. We are also seeing increasing interest in the high sensitivity of our mutation detection technology for several diseases, in particular cancer, as standard DNA sequencing misses many low level mutations in cancer. We are pursuing several collaborations to validate these findings to better publicize this advantage from our proprietary technology."

Earnings Call
Company management will discuss first quarter 2008 financial results via teleconference on Wednesday, May 7, at 5:00 p.m. Eastern Time. To access the call via telephone, dial 800-894-5910 or 785-424-1052. The Company will also host a live broadcast of the call over the Internet. To listen to the webcast, investors should log on to the Company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions provided. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern Time on Wednesday, May 21, 2008. Simply dial 800-388-6197 or 402-220-1115 from any telephone.

About Transgenomic
Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of pharmacogenomics and personalized medicine. Specific offerings include WAVE(R) DHPLC Systems, related consumables and assay kits, cytogenetics automated systems, Transgenomic Molecular Clinical Reference Laboratory and Pharmacogenomics Research Services. Transgenomic's two laboratory services divisions utilize these technologies and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

Transgenomic Cautionary Statements
Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

For confirmation of release or further information, please contact:

Debra Schneider
Chief Financial Officer
Transgenomic, Inc.
12325 Emmet Street
Omaha, NE  68164

Phone: 402-452-5400
Fax:   402-452-5461

investorrelations@transgenomic.com

                               Transgenomic, Inc.
                            Summary Financial Results
            Unaudited Condensed Consolidated Statements of Operations
                  (dollars in thousands except per share data)


                                                         Three Months Ended
                                                             March 31,
                                                   -----------------------------

                                                        2008            2007
                                                   ------------    ------------
NET SALES                                          $      6,254    $      5,222
COST OF GOODS SOLD                                        2,614           2,514
                                                   ------------    ------------
      Gross profit                                        3,640           2,708
OPERATING EXPENSES:
      Selling, general and administrative                 2,975           2,980
      Research and development                              572           1,058
                                                   ------------    ------------
                                                          3,547           4,038
                                                   ------------    ------------
INCOME (LOSS) FROM OPERATIONS                                93          (1,330)
OTHER INCOME (EXPENSE):
      Interest income (expense)                              33              61
      Other, net                                             (1)              4
                                                   ------------    ------------
                                                             32              65
                                                   ------------    ------------
INCOME (LOSS) BEFORE INCOME TAXES                           125          (1,265)

INCOME TAX EXPENSE                                            3               5
                                                   ------------    ------------
INCOME (LOSS) FROM CONTINUING OPERATIONS                    122          (1,270)
INCOME FROM DISCONTINUED OPERATIONS,
    NET OF TAX                                               --              74
                                                   ------------    ------------
NET INCOME (LOSS)                                  $        122    $     (1,196)
                                                   ============    ============

BASIC AND DILUTED LOSS PER SHARE:

      From continuing operations                   $       0.00    $      (0.02)
      From discontinued operations                           --           (0.00)
                                                   ------------    ------------
                                                   $       0.00    $      (0.02)
                                                   ============    ============

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING            49,189,672      49,189,672
                                                   ============    ============
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING          49,192,571      49,189,672
                                                   ============    ============

                               Transgenomic, Inc.
                            Summary Financial Results
            Unaudited Condensed Consolidated Statements of Cash Flows
                             (dollars in thousands)



                                                              Three Months Ended
                                                                  March 31,
                                                             -------------------

                                                               2008       2007
                                                             -------    -------
NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES        225       (771)

NET CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES        (85)     2,848

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH         (59)       (33)
                                                             -------    -------

NET CHANGE IN CASH AND CASH EQUIVALENTS                           81      2,044

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD               5,723      5,868
                                                             -------    -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $ 5,804    $ 7,912
                                                             =======    =======

                               Transgenomic, Inc.
                            Summary Financial Results
                      Condensed Consolidated Balance Sheets
                             (dollars in thousands)

                                                        (Unaudited)
                                                         March 31, (December 31,
                                                            2008          2007
                                                          -------       -------
                         ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                              $ 5,804       $ 5,723
   Accounts receivable (net of allowances
   for bad debts of $372 and $703, respectively)            6,354         5,095
   Inventories                                              4,299         4,586
   Prepaid expenses and other current assets                  535           759
                                                          -------       -------
         Total current assets                              16,992        16,163
PROPERTY AND EQUIPMENT, NET                                 1,461         1,579
OTHER ASSETS:
   Goodwill                                                   638           638
   Other assets                                               698           710
                                                          -------       -------
                                                          $19,789       $19,090
                                                          =======       =======
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                       $ 1,212       $ 1,245
   Other accrued expenses                                   3,618         3,152
   Accrued compensation                                       607           450
                                                          -------       -------
         Total current liabilities                          5,437         4,847
   Other long term liabilities                                147           141
                                                          -------       -------
         Total liabilities                                  5,584         4,988
STOCKHOLDERS' EQUITY                                       14,205        14,102
                                                          -------       -------
                                                          $19,789       $19,090
                                                          =======       =======